EXECUTION VERSION

Exhibit 99.1

JOINDER AND AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1, dated as of June 15, 2007 (this “Amendment”), to the STOCK PURCHASE AGREEMENT dated as of the 28th day of April, 2007 (as previously amended, the “Purchase Agreement”) by and among RGCH Holdings LLC, a Delaware limited liability company (the “Seller”), RGCH Holdings Corp., a Delaware corporation (the “Company”), and RG Tube Holdings LLC, a Delaware limited liability company (the “Buyer”).  Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Purchase Agreement.

WHEREAS, on April 28, 2007, the Seller, the Company and the Buyer entered into the Purchase Agreement.

WHEREAS, on June 12, 2007, the Seller, the Company and the Buyer amended the Purchase Agreement pursuant to a Letter Agreement.

WHEREAS, certain members of management of the Company and its Subsidiaries that own interests in the Seller (the "Management Equityholders") desire to effect an investment in the Buyer at Closing on a tax-free basis through the exchange of interests currently held by the Management Equityholders indirectly in the Company for equity interests in Buyer.

WHEREAS, in order to facilitate this tax-free exchange, Seller and the Management Equityholders have taken the following actions prior to the Closing: (i) Seller has formed RGCH Holdings II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Seller ("Holdings II "), (ii) Seller has contributed 21.535091 Shares to Holdings II (the "Rollover Shares"), and (iii) Seller has redeemed a portion of each Management Equityholder's interests in Seller (the "Redemption") and the property distributed by the Seller to such Management Equityholders in connection with the Redemption are membership interests of Holdings II pursuant to a Redemption Agreement, dated as of June 15, 2007 (collectively, the "Redemption Agreements").  The foregoing steps (i) through (iii) are referred to as the "Rollover Steps").

WHEREAS, as a consequence of the Rollover Steps, Seller and Holdings II now collectively own 100% of the Shares.

WHEREAS, at the Closing it is the intent of the parties hereto that the Shares directly owned by Seller be exchanged by Seller for cash as contemplated by the Purchase Agreement.

WHEREAS, at the Closing, each of the Management Equityholders shall contribute their respective equity interests in Holdings II (the "Holdings II Equity Interests") to the Buyer in exchange for Class A Units of the Buyer (the "Buyer Class A Units") as provided in this Amendment and such Buyer Class A Units shall be issued to each of the Management Equityholders pursuant to a Subscription Agreement, dated as of the date hereof (collectively, the "Subscription Agreements").

WHEREAS, it is contemplated that any portion of the Purchase Price payable to the Seller after Closing shall be paid in cash to solely to the Seller in full satisfaction of Buyer’s obligations to make such payments under the Purchase Agreement and Seller shall distribute such proceeds to its members in accordance with Section 4.1(a) of the Amended and Restated Operating Agreement of Seller, as amended, provided that such distributions, if any, by Seller shall be paid as if the Redemption had not occurred.

WHEREAS, pursuant to Section 11.07 of the Purchase Agreement, the Seller, the Company and the Buyer wish to amend certain provisions of the Purchase Agreement to accommodate the foregoing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Addition of the Management Equityholders and Holdings II as Parties to Purchase Agreement; Management Equityholder and Holdings II Rights and Obligations.  Each Management Equityholder and Holdings II are hereby added as parties to the Purchase Agreement and shall be deemed to have made as of the date of this Amendment the same representations and warranties to the Buyer as the Seller (on a several and not joint basis with the Seller) in the Purchase Agreement; provided, however, that all references in the Article III representations and warranties to "Shares" shall be references to (i) the "Rollover Shares" with respect to Holdings II and (ii) the "Holdings II Equity Interests" with respect to the Management Equityholders.  Each of the Management Equityholders hereby agrees to transfer all right, title and interest to his Holdings II Equity Interests to the Buyer pursuant to the applicable Subscription Agreement and in accordance with the terms of the Purchase Agreement (provided that all references to “Shares” shall be references to “Holdings II Equity Interests” and all references to “Seller” shall be references to the applicable “Management Equityholder”).  The parties agree that to the extent the Seller has any rights, benefits and obligations at or following Closing under the Purchase Agreement, the Management Equityholders and Holdings II shall have the same rights, benefits and obligations under the Purchase Agreement, except:

(a)

to the extent the Purchase Agreement confers any right of consent, waiver or otherwise confers any discretion or power on the Seller, the Seller alone may exercise such right, power or discretion on its own behalf and on behalf of the Management Equityholders and Holdings II and shall make and accept all deliveries and notifications under the Purchase Agreement by and on behalf of itself and the Management Equityholders and Holdings II;

(b)

to the extent the Seller has any obligations to make payments on or after the Closing, which may include the payment of any fees, expenses or reimbursement in connection with the consummation of the transactions contemplated hereby, such obligations shall be satisfied solely by the Seller;

(c)

for purposes of allocating the payment of the Purchase Price payable at Closing between the Seller and the Management Equityholders, the payments shall be allocated as provided in Section 2 of this Amendment;

(d)

for purposes of allocating the payment of the Purchase Price payable after Closing or any other payment due to the Seller after the Closing under the Purchase Agreement, such payment shall be made in cash solely to the Seller in full satisfaction of Buyer’s obligations to make such payments under the Purchase Agreement and the Seller shall distribute such payment to its members in accordance with the Amended and Restated Operating Agreement of Seller, as amended, provided that such distributions, if any, by Seller shall be paid as if the Redemption had not occurred;

(e)

with respect to any right, benefit or obligation that is clearly applicable only to the Seller, Holdings II or the Management Equityholders, including, without limitation, the execution of the Assignment & Assumption Agreement in accordance with Section 1.02(b)(v) of the Purchase Agreement (which, by way of example, need only be executed by the Seller), such right, benefit or obligation shall only apply to the Seller, Holdings II or the Management Equityholders, as applicable.

2.

Amendment to Section 1.02(b) of the Purchase Agreement.  Section 1.02(b) of the Purchase Agreement is hereby amended by replacing Section 1.02(b)(ii) with the following:

“(ii)

the Buyer shall deliver to the Seller the amount of the Purchase Price less the Rollover Amount by wire transfer of immediately available funds to the accounts designated by the Seller prior to the Closing Date;”

3.

Amendment to Article X Definitions.  Article X of the Agreement is hereby amended to include the following definition in the appropriate alphabetical order:

“Rollover Amount” means the aggregate amount of all the values listed on Schedule 1 hereto.

4.

Effect of Amendment.  This Amendment shall become effective, and shall be deemed to be effective as of the date hereof.  Except as otherwise expressly modified herein, the Purchase Agreement shall remain unchanged and is in full force and effect.  All references in the Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.  Notwithstanding the foregoing, references to the date of the Purchase Agreement, as amended hereby, shall in all instances remain as of April 28, 2007, and references to “the date hereof” and “the date of the Agreement” shall continue to refer to April 28, 2007.

5.

Counterparts; Execution.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment.  This Amendment shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

6.

Headings.  The headings contained in this Amendment are intended solely for convenience and shall not affect the rights of the parties to this Amendment.

7.

Governing Law.  This Amendment and all claims relating to this Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principals of conflict of laws thereof.

8.

Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to either party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BUYER:

RG TUBE HOLDINGS LLC

By: /s/ Edward A. Johnson

Its: President

COMPANY:

RGCH HOLDINGS CORP.

By: /s/ Harley B. Kaplan

Its: Chief Executive Officer

SELLER:

RGCH HOLDINGS LLC

By: /s/ William M. Pruellage

Its: President

MANAGEMENT EQUITYHOLDERS:

HARLEY B. KAPLAN

/s/ Harley B. Kaplan

BARRY NUSS

/s/ Barry Nuss

DAVID PUDELSKY

/s/ David Pudelsky

ANDREW YEGHNAZAR

/s/ Andrew Yeghnazar

NICK CRAY

/s/ Nick Cray

JEFFREY NELB

/s/ Jeffrey Nelb

ANTHONY MASSINI

/s/ Anthony Massini

DAVID O’DONNELL

/s/ David O’Donnell

WILLIAM S. ANACKER

/s/ William S. Anacker

JAMES BAUMAN

/s/ James Bauman

PAUL SEDIVY

/s/ Paul Sedivy

GREG JONES

/s/ Greg Jones

JOHN MCMANUS

/s/ John McManus

BARRY JAKIMER

/s/ Barry Jakimer

RGCH HOLDINGS II LLC

By: /s/ Harley B. Kaplan

Its: Chief Executive Officer

Schedule 1

Rollover Amount

Member	Amount

Harley B. Kaplan	$1,000,000
Barry Nuss	$200,000
David Pudelsky	$240,000
Andrew Yeghnazar	$158,000
Nick Cray	$342,000
Jeffrey Nelb	$300,000
David O'Donnell	$1,170,000
Anthony Massini	$150,000
William Anacker	$50,000
James Bauman	$25,699.65
Paul Sedivy	$25,699.65
Greg Jones	$38,549.47
John McManus	$300,000
Barry Jakimer	$25,000

Total	$4,024,948.77